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                                                                       Exh. 23.2

                          [ERNST & YOUNG LETTERHEAD]

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (2-76847, 2-81536, 33-26099, 33-30821, 33-48165, 33-52067), Form S-3
(2-91309, 33-47832, 33-59562), and Form S-4 (33-50563), as amended, of Dresser
Industries, Inc. of our reports (i) dated February 4, 1993, with respect to the consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Annual Report (Form 10-K) for year ended December 31, 1992, filed with the Securities and Exchange Commission, and (ii) dated March 1, 1993, with respect to the supplemental consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Registration Statement (Form S-3 No. 33-60174) and related Prospectus, filed with the Securities and Exchange Commission.


                                      /s/ERNST & YOUNG
                                      ----------------
                                      Ernst & Young

Houston, Texas
March 4, 1994